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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): May 12, 1998




                               CAFE ODYSSEY, INC.
             (Exact name of registrant as specified in its charter)



          Minnesota                        0-23243               31-1487885
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
      incorporation)                                         Identification No.)

   4801 West 81st Street, Suite 112, Bloomington, MN                  55437
        (Address of principal executive offices)                   (Zip Code)


                            Hotel Discovery, Inc.
        (Former Name or Former Address, if Changed Since Last Report)

      Registrant's telephone number, including area code: (612) 837-9917




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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On May 12, 1998, the Company entered into a lease agreement with Denver Pavilions L.P. to lease approximately 18,000 square feet of space for a Cafe Odyssey restaurant in the Denver Entertainment and Fashion Pavilions, an urban retail/entertainment complex under construction in downtown Denver, Colorado. The lease has an initial term of 15 years, commencing on the earlier of (i) the date the restaurant opens for business or (ii) 210 days after July 15, 1998, provided that the landlord's work is complete. The lease has three options to renew for five years each.

         The lease provides for the annual payment of the higher of 5% of gross sales or a minimum annual rent. The minimum annual rent is as follows: lease years 1-5, $450,000 per year; years 6-10, $506,700 per year; years 11-15,
$568,800 per year; renewal years 16-20, $640,800 per year; renewal years 21-25, $720,900 per year; and renewal years 26-30, $811,080 per year. The lease also requires the Company to pay its proportionate share of real estate taxes, insurance, promotional and media fees and common area costs. In addition, the lease provides for a tenant improvement allowance and rent abatement of approximately $2,000,000 in the aggregate.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)   Exhibits

               (10) Shopping Center Lease dated May 12, 1998 between Denver Pavilions, L.P. and Hotel Discovery, Inc.



                                  SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    CAFE ODYSSEY, INC.


Date:  May 27, 1998                 By:     /s/ Anne D. Huemme
                                            -----------------------
                                    Name:   Anne D. Huemme
                                    Title:  Vice President - Finance and Chief
                                            Financial Officer





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